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                                                                   EXHIBIT 10.3


                  AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT


         M&L International Group, LLC, M&L Hong Kong, Ltd. and Amerex (USA) Inc. (collectively, "Buyer") and M&L International, Inc. and M&L International (H.K.) Limited, (collectively, "Seller") agree to the following amendments to the Asset Purchase Agreement dated February 5, 1999 (the "Asset Purchase Agreement").

         Section 8.3 of Asset Purchase Agreement is hereby amended in its entirety by deleting the entire text thereof and substituting therefore the following:

                  Section 8.3       Collection of Sellers' Accounts Receivable.

                           (a)      After the Closing and during the
                  "Collection Period" (as defined below), Buyer hereby agrees to collect Sellers' accounts receivable existing as of the close of business on the day prior to the Closing Date ("Sellers' Receivables") and Sellers hereby appoint Buyer as their agent for the purpose of collecting Sellers' Receivables. Sellers shall deliver to Buyer the Books and Records pertaining to Sellers' Receivables for Buyer's use in collecting Sellers' Receivables as agent for Sellers. Buyer shall use its best efforts to effectuate collection of Sellers' Receivables. All collections of Sellers' Receivables shall be remitted to the lock box at Chase Manhattan Bank ( Acct. No. 91027555429) (the "Lock Box") previously maintained by Sellers prior to the Closing. Buyer shall not direct the payment of any of Sellers' Receivables to any address other than the Lock Box. Buyer shall not settle or compromise any of Sellers' Receivables without Sellers' prior written approval. Except for paying to Sellers the proceeds collected in respect of Sellers' Receivables, and except for Buyer's wilful misconduct or gross negligence, Buyer shall have no liability to Sellers whatsoever in connection with the collection of Sellers' Receivables.

                           (b)      As compensation for its services as
                  collection agent of Sellers' Receivables pursuant to this
                  Section 8.3, Buyer shall be paid a fee equal to one and one-quarter percent (1-1/4%) of Sellers' Receivables collected by Buyer (the "Collection



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                  Fee"). Buyer shall pay to Sellers each week any proceeds
                  collected by Buyer in respect of Sellers' Receivable and also remit to Sellers on a weekly basis a statement and accounting of the amounts collected with respect to Sellers' Receivables and, the Collection Fee applicable to such receivables. Sellers shall remit payment to Buyer for the Collection Fee within 15 days of its receipt of such statement. Buyer and Sellers shall cooperate in good faith to reconcile payments against Receivables and to prepare weekly reconciliations.

                           (c) The "Collection Period" shall mean the period commencing immediately after the Closing and ending on the earlier of (i) four (4) months after the Closing Date or
                  (ii) the date on which uncollected Sellers' Receivable are equal to $250,000 or less or (iii) such earlier date as is designated by Sellers in writing. After the Collection Period, Sellers may effect collection of any Sellers' Receivables remaining unpaid, provided Sellers effect such collections in a manner consistent with Buyer's collection practices and, provided further, that Sellers shall take no action with respect to such collections that materially adversely affect Buyers' relationship with any customer, provided however that nothing contained herein shall preclude Sellers from taking customary collection activities (including litigation) to collect its accounts receivable. After the Collection Period, Buyer shall transfer to Sellers the Books and Records pertaining to uncollected Sellers' Receivables and Sellers shall have reasonable telephone access to Buyer's employees at reasonable times during business hours for the purpose of inquiring about the status and results of collection efforts by Buyer during the Collection Period.

                           (d) Buyers shall preserve records of their collection activities during the Collection Period, including copies of payment or remittance documents and records regarding application of payments to Sellers' invoices. If the customer designates payment of a specific invoice, then remittances will be applied as instructed. In the event a customer does not designate a specific invoice for payment, Sellers and Buyer agree to



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                  cooperate in good faith in order to determine which invoice the customer was paying and the proper application of funds.



M&L HONG KONG, LTD.                          M&L INTERNATIONAL, INC.



By: /s/ Fred R. Shvetz                       By: /s/ Peter Vandenberg,Jr.
    ------------------------------               ------------------------------
    Fred R. Shvetz                               Peter Vandenberg, Jr.
    Chairman                                     Vice President


M&L INTERNATIONAL GROUP, LLC                 M&L INTERNATIONAL (H.K) LIMITED



By: /s/ Fred R. Shvetz                       By: /s/ Peter Vandenberg,Jr.
    ------------------------------               ------------------------------
    Fred R. Shvetz                               Peter Vandenberg, Jr.
    Chairman                                     Attorney-in-Fact


AMEREX (USA) INC.



By: /s/ Fred R. Shvetz
    ------------------------------
    Fred R. Shvetz
    Chairman



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